EX-FILING FEES

Calculation of Filing Fee Table

F-10

(Form Type)

CGI Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	1.450% Notes due 2026	457(a)	$600,000,000	100%	$600,000,000	0.0000927	$55,620

Fees to Be Paid	Debt	2.300% Notes due 2031	457(a)	$400,000,000	100%	$400,000,000	0.0000927	$37,080

	Total Offering Amounts							$92,700

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$92,700

(1)

The notes being registered are offered in exchange for 1.450% Notes due 2026 and 2.300% Notes due 2031, previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act.